Certification Pursuant to 18 U.S.C. Section 1350

As Enacted Pursuant to

Section 906 of the U.S. Sarbanes-Oxley Act of 2002

Gold City Industries Ltd. (the “Company”) is filing with the United States Securities and Exchange Commission on the date hereof, its annual report on Form 20-F for the fiscal year ended December 31, 2003 (the “Report”).

I, Frederick J. Sveinson, President and Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. section 1350, as enacted pursuant to Section 906 of the U.S. Sarbanes-Oxley Act of 2002, that, to the best of my knowledge:

(i)

the report fully complies with the requirements of section 13(a) or 15(d) of the U.S. Securities Exchange Act of 1934; and

(ii)

the information contained in the Report fairly represents, in all material respects, the financial condition and results of operations of the Company.

A signed original of this written statement required by Section 906 has been provided to Gold City Industries Ltd. and will be retained by Gold City Industries Ltd. and furnished to the Securities and Exchange Commission or its staff upon request.

/s/   Frederick J. Sveinson

Frederick J. Sveinson

President and Chief Executive Officer

June 28, 2004